UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2023

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2023, the Board of Directors (the “Board”) of Presto Automation Inc. (the “Company”) appointed Dan Mosher as the Company’s President and Xavier Casanova as the Company’s Chief Operating Officer, both effective immediately.

Mr. Mosher, 50, has served as the Company’s Chief Revenue Officer since March 2021.  Prior to joining the Company, Mr. Mosher served as Chief Operating Officer at VuMedi, Inc., a video education platform for doctors, from March 2020 to January 2021. From June 2017 to March 2020, Mr. Mosher was Senior Vice President and Merchant Lead at Postmates Inc., an on-demand delivery platform, where he built and led the team responsible for acquiring new merchants for the platform. From 2011 to June 2017, Mr. Mosher managed BrightRoll, Inc.’s exchange, BRX, an online advertising marketplace, serving first as Senior Vice President and General Manager at BrightRoll, Inc. and, following its 2014 acquisition by Yahoo Inc., as Vice President and General Manager, BrightRoll Exchange at Yahoo Inc.  Mr. Mosher holds a B.S. in finance from University of California, Berkeley — Walter A. Haas School of Business.

Mr. Casanova, 47, has served as the Company’s Chief Product Officer since July 2022.  Prior to joining the Company, Mr. Casanova was Founder and Chief Executive Officer of Liveclicker, a provider of real-time personalization solutions for business to consumer marketers, from January 2008 until the company’s acquisition by the Campaign Monitor (the CM Group) in July 2018.  He continued to serve as the General Manager of the Liveclicker business segment until October 2019.  Mr. Casanova has founded other technology driven start-up companies, such as Wambo and Everystep. Mr. Casanova holds a B.S. in Math and Computer Science from École Polytechnique and a Master of Science in Electrical Engineering from Stanford University.

The Company intends to enter into new compensation arrangements with each of Mr. Mosher and Mr. Casanova in connection with these appointments.  A description of the terms of such arrangements will be disclosed once they have been finalized.

There are no other arrangements or understandings pursuant to which Mr. Mosher was named President and Mr. Casanova was named Chief Operating Officer.  There are no family relationships among any of the Company’s executive officers, members of the Board and either of Mr. Mosher or Mr. Casanova, and there are no transactions with either of Mr. Mosher or Mr. Casanova that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 30, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel and Corporate Secretary

Dated: March 30, 2023